MDU RESOURCES GROUP, INC.
                       List of Subsidiaries

                                                State or Other
                                                 Jurisdiction
                                                   in Which
                                                 Incorporated

Alaska Basic Industries, Inc.                       Alaska
Anchorage Sand and Gravel Company, Inc.             Alaska
Baldwin Contracting Company, Inc.               California
Centennial Energy Holdings, Inc.                  Delaware
Concrete, Inc.                                  California
Fidelity Oil Co.                                  Delaware
Fidelity Oil Holdings, Inc.                       Delaware
Hap Taylor & Sons, Inc.                             Oregon
Harp Engineering, Inc.                             Montana
Harp Line Constructors Co.                         Montana
High Line Equipment, Inc.                         Delaware
ILB Hawaii, Inc.                                    Hawaii
Innovative Gas Services, Incorporated             Kentucky
International Line Builders, Inc.                 Delaware
Knife River Corporation                           Delaware
Knife River Dakota, Inc.                          Delaware
Knife River Hawaii, Inc.                          Delaware
Knife River Marine, Inc.                          Delaware
KRC Aggregate, Inc.                               Delaware
KRC Holdings, Inc.                                Delaware
LTM, Incorporated                                   Oregon
Marcon Energy Corporation                         Kentucky
Medford Ready Mix, Inc.                           Delaware
Morse Bros., Inc.                                   Oregon
Pouk & Steinle, Inc.                            California
Prairie Propane, Inc.                             Delaware
Prairielands Energy Marketing, Inc.               Delaware
Prairielands Energy Technology, Inc.              Delaware
Rogue Aggregates, Inc.                              Oregon
S2 - F Corp.                                        Oregon
Utility Services, Inc.                            Delaware
WBI Canadian Pipeline, Ltd.                         Canada
WBI Energy Services, Inc.                         Delaware
WBI Holdings, Inc.                                Delaware
WBI Production, Inc.                              Delaware
WBI Southern, Inc.                                Delaware
Williston Basin Interstate Pipeline Company       Delaware